UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) September 7, 2011

Spartan Gold Ltd.
(Exact name of registrant as specified in its charter)

Nevada	001-34996	27-3726384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13951 N. Scottsdale Rd., Suite 233, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 391-7400

_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 7, 2011, Spartan Gold Ltd. (the “Registrant”) entered into a Secured Convertible Promissory Note with Sphere Resources Inc. (“Note Holder”), a Canadian corporation, in the principal amount of $375,000.  The note bears interest at 8% per annum and is due September 30, 2011 (the “Note”).  The principal sum of $375,000 is comprised of the following: (i) $200,000 of cash payments made by the Note Holder to the Registrant from August 26, 2011 to September 7, 2011, (ii) $57,750 due to the Note Holder pursuant to the terms of the Option and Mining Claim Acquisition Agreement, dated as of December 20, 2010, among Mexivada Mining Corporation, the Registrant and the Note Holder, as amended by an Amendment dated as of March 28, 2011 (the “Poker Flats Property Agreement”),  and (iii) $117,250 due to the Note Holder pursuant to the terms of the Option and Mining Claim Acquisition Agreement, dated as of December 27, 2010, among Mexivada Mining Corporation, the Registrant and the Note Holder, as amended by an Amendment dated as of March 28, 2011 (the “Ziggurat Property Agreement”).

As security for the indebtedness evidenced by this Note, the Registrant grants a security interest in favor of the Note Holder in all of the assets and property (real and personal) of the Registrant, now owned or hereafter acquired, including, but not limited to, the interest of the Registrant in and to mining claims located in Elko County, Nevada, known as the Poker Flats Property, under the Poker Flats Property Agreement, and the interest of the Registrant in and to mining claims located in Nye County, Nevada, known as the Ziggurat Property, under the Ziggurat Property Agreement.

If the note is not repaid by the Note Holder has the right to convert all unpaid principal and accrued interest under the Note into shares of the Registrant at a conversion price of $0.001 per share.  As additional consideration for the Note Holder to accept this Note, the Registrant has agreed to the following:

(a)	the Registrant shall issue and deliver to the Note Holder within 10 business days of the date hereof 25,000,000 restricted shares of the Registrant’s common stock, par value $0.001 (“Spartan Shares”);

(b)
the Registrant shall concurrently issue and deliver to the Note Holder a warrant for the purchase of an additional 25,000,000 Spartan Shares at an exercise price of $0.10 per share for a period of five years expiring September 7, 2016; and

(c)
the Registrant shall prepare and file a Form S-1 Registration Statement (or a similar document) under the Securities Act no later than two months from the date hereof to register such number of Spartan Shares issued or issuable to the Note Holder or its nominee as shall be mutually agreed upon between the Registrant and the Note Holder.  Subsequent to the filing of the registration statement, the Registrant shall use its commercially reasonable efforts to obtain the effectiveness of the registration statement but makes no representation as to when such an event might occur.

Malcolm Stevens, the Registrant’s Chief Executive Officer and Chairman of the Board of Directors, is the Chief Executive Officer and Director of Sphere Resources Inc.  Mr. Stevens abstained from the vote of the Registrant’s Board of Directors regarding approval of the Note.

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Item 3.02     Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The issuance did not involve any public offering; no general solicitation or advertising was used in connection with the sale of the securities, and the Registrant has imposed appropriate limitations on resales. There was no underwriter involved. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Secured Convertible Promissory Note between Spartan Gold Ltd. and Sphere Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.

Date: September 14, 2011	By: /s/ William Whitmore
William Whitmore President and Director

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